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                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549

                                  FORM 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              Date of Report
                     (Date of earliest event reported)
                             November 9, 2001
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                       ALTRIMEGA HEALTH CORPORATION
      (Exact name of small business issuer as specifies in its charter)

          Nevada                    000-29057                 87-0631750
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(State or other Jurisdiction) (Commission File Number)    (IRS Employer
                                                          Identification No.)

              5600 Bell Street, Suite 111, Amarillo, Texas 79106
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         (Address of principal executive office)       (Zip Code)


 Registrant's telephone number, including area code (806) 331-6398


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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

On November 9, 2001, Rio Investment Group, LLC, a Delaware limited liability company ("Rio"), acquired 13,200,000 shares of the outstanding common stock of the Registrant from Howard E. Abrams ("Abrams"), the Registrant's sole officer and director. The 13,200,000 shares constitutes approximately 59.9% of the Registrant's 22,020,000 total issued and outstanding shares. Rio acquired the controlling interest for a cash payment of $172,792 cash, using its own funds. As a result of the purchase Rio now beneficially owns just under 60% of the Registrant's voting securities. In connection with the transaction, Abrams resigned as an officer and director of the Registrant and Ashley Choate, Ft. Worth, Texas, was appointed to replace Mr. Abrams.


(c)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
 None.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  ALTRIMEGA HEALTH CORPORATION
                                  (Registrant)

Date: March 27, 2002              /S/Kelley Magee, Chief Executive Officer